December 16 2009


SECURITIES  EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control



RE	American
Depositary Shares
evidenced by One 1
American
Depositary Receipts
representing
OneFifth of One 15
Share of
Cairn Energy PLC
Form F6 File No
333154286


Ladies and Gentlemen

Pursuant to Rule 424b3 under the Securities
Act of 1933 as amended on behalf of The
Bank of New York Mellon as Depositary for securities against which American
Depositary Receipts are to be issued we
attach a copy of the new prospectus
Prospectus reflecting the change in number of ordinary shares represented by one
American Depositary Share the Ratio.

As required by Rule 424e the upper right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate with revised ratio for Cairn
Energy PLC.

The Prospectus has been revised to reflect the new ratio and has been overstamped with

EFFECTIVE 22 2009 THE AMERICAN
DEPOSITARY SHARE ADS RATIO
WILL CHANGE FROM 115 ONE ADS
REPRESENTING ONE FIFTH OF AN
ORDINARY SHARE TO 12 ONE ADS
REPRESENTING TWO ORDINARY
SHARES WITH A NEW PAR VALUE
OF 0.61538 PENCE EACH SHARE.

Please contact me with any questions or
comments at 212 8154888


Vanessa Salazar
Vice President
The Bank of New York Mellon  ADR
Division


Encl.
CC Paul Dudek Esq. Office of International
Corporate Finance






Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY
10286